Exhibit 10.15

PARI PASSU PLEDGE AGREEMENT

PARI PASSU PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of May 17, 2012, made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 23 hereof, the “Pledgors”) to NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Collateral Agent (as defined below) (in such capacity, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).

W I T N E S S E T H :

WHEREAS, General Maritime Subsidiary Corporation (“GMSC”), as borrower (the “$508M Borrower”), General Maritime Corporation (the “Parent”), General Maritime Subsidiary II Corporation (“GMSCII”), as a guarantor, Arlington Tankers Ltd. (“Arlington”), as a guarantor, the various lenders from time to time party thereto (the “$508M Lenders”), and Nordea Bank Finland plc, New York Branch, as administrative agent (in such capacity, together with any successor administrative agent, the “$508M Administrative Agent”) and collateral agent (in such capacity, together with any successor collateral agent, the “$508M Collateral Agent”), have entered into a Third Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “$508M Credit Agreement”) (the $508M Lenders, the Issuing Lender under and as defined in the $508M Credit Agreement, the $508M Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “$508M Lender Creditors”);

WHEREAS, GMSCII, as borrower (the “$273M Borrower”), the Parent, GMSC, as a guarantor, Arlington, as a guarantor, the various lenders from time to time party thereto (the “$273M Lenders”), and Nordea Bank Finland plc, New York Branch, as administrative agent (in such capacity, together with any successor administrative agent, the “$273M Administrative Agent”) and collateral agent (in such capacity, together with any successor collateral agent, the “$273M Collateral Agent” and, together with the $508M Collateral Agent, the “Collateral Agent”), have entered into a Second Amended and Restated Credit Agreement, dated as of May 17, 2012 (as amended, modified, restated and/or supplemented from time to time, the “$273M Credit Agreement” and, together with the $508M Credit Agreement, the “Credit Agreements”) (the $273M Lenders, the $273M Administrative Agent and the Pledgee, in each of the aforementioned capacities, are herein called the “$273M Lender Creditors” and, together with the $508M Lender Creditors, the “Lender Creditors”);

WHEREAS, the Intercreditor Agreement, dated as of May 17, 2012, by and among the Parent, GMSC, GMSCII, Arlington, the $508M Administrative Agent, as first priority agent and collateral agent, the $273M Administrative Agent, as second priority agent, and the other parties from time to time party thereto governs the relative rights and priorities of the Secured Creditors with respect to, inter alia, the collateral over which a first priority lien was granted under the $508M Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “$508M Intercreditor Agreement”).

WHEREAS, the Intercreditor Agreement, dated as of May 17, 2012, by and among the Parent, GMSC, GMSCII, Arlington, the $273M Administrative Agent, as first priority agent and collateral agent, the $508M Administrative Agent, as second priority agent, and the other parties from time to time party thereto governs the relative rights and priorities of the Secured Creditors with respect to, inter alia, the collateral over which a first priority lien was granted under the $273M Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “$273M Intercreditor Agreement” and, together with the $508M Intercreditor Agreement, the “Intercreditor Agreements”).

WHEREAS, pursuant to Section 1.2 hereof, each applicable Pledgor and the Pledgee are entering into a Control Agreement (as defined below) with the relevant deposit account bank simultaneously herewith;

WHEREAS, the $508M Borrower has entered into the Interest Rate Protection Agreements set forth on Schedule V to the $508M Credit Agreement or the Other Hedging Agreements set forth on Schedule V to the $508M Credit Agreement with respect to the $508M Borrower’s obligations under the $508M Credit Agreement with respect to the outstanding loans thereunder from time to time with one or more $508M Lenders or any affiliate thereof (each such $508M Lender or affiliate, even if the respective $508M Lender subsequently ceases to be a $508M Lender under the $508M Credit Agreement for any reason, together with such $508M Lender’s or affiliate’s successors and assigns, if any, collectively, the “Swap Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreements that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS; ESTABLISHMENT OF PARI PASSU COLLATERAL ACCOUNTS.

1.1. Security. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i)                                     the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors

(provided, in respect of the Lender Creditors which are Lenders, such aforementioned obligations, liabilities and indebtedness shall arise only for such Lenders (in such capacity) in respect of Loans under and as defined the Credit Agreements and/or reimbursement under the Existing Letters of Credit under and as defined in the $508M Credit Agreement), whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreements and the other Credit Documents (as defined in the Credit Agreements) to which such Pledgor is a party and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreements and in such other Credit Documents (as defined in the Credit Agreements) (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements (as defined in the Credit Agreements) or Other Hedging Agreements (as defined in the Credit Agreements), being herein collectively called the “Credit Document Obligations”);

(ii)                                          the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Swap Creditors under, or with respect to, any Interest Rate Protection Agreement (as defined in the $508M Credit Agreement) set forth on Schedule V to the $508M Credit Agreement or any Other Hedging Agreement (as defined in the $508M Credit Agreement) set forth on Schedule V to the $508M Credit Agreement entered into in respect of the $508M Borrower’s obligations with respect to the outstanding Loans (as defined in the $508M Credit Agreement) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Swap Obligations”);

(iii)                                               any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv)                                      in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(v)                                         all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1.1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement. For purposes of this Agreement, “$508M Obligations” shall mean Credit Document Obligations under the $508M Credit Agreement and Swap Obligations.

1.2.                Pari Passu Collateral Accounts. The relevant Pledgors have established the Pari Passu Collateral Accounts for purposes of this Agreement and the other relevant Credit Documents (as defined in the Credit Agreements), which Pari Passu Collateral Accounts are maintained in its name with Nordea Bank Finland plc, New York Branch or Nordea Bank Finland plc, Cayman Islands Branch (or such other deposit account bank as the Pledgee may agree in its sole discretion which has agreed to enter into a deposit account control agreement in form and substance reasonably acceptable to the Pledgee) located at 437 Madison Avenue, 21st Floor, New York, New York 10022. Each relevant Pledgor, the applicable deposit account bank, and the Pledgee are entering into a Control Agreement Regarding Deposit Accounts substantially in the form attached hereto as Annex A (the “Control Agreement”) simultaneously herewith, which provides that the Pari Passu DACA Accounts shall be under the control of the Pledgee, as agent for the Secured Creditors, and the Pledgee shall have the right to direct withdrawals from such Pari Passu DACA Accounts (after the occurrence and during the continuation of an Event of Default) and to exercise all rights with respect to all of the Collateral (after the occurrence and during the continuation of an Event of Default) from time to time deposited therein pursuant to the terms of this Agreement and the Control Agreement.

2.                            DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the $508M Credit Agreement and/or the $273M Credit Agreement, as the context may require, shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b)                                 The following capitalized terms used herein shall have the definitions specified below:

“$508M Administrative Agent” has the meaning set forth in the Recitals hereto.

“$508M Borrower” has the meaning set forth in the Recitals hereto.

“$508M Credit Agreement” has the meaning set forth in the Recitals hereto.

“$508M Intercreditor Agreement” has the meaning set forth in the Recitals hereto.

“$508M Lender Creditors” has the meaning set forth in the Recitals hereto.

“$508M Obligations” has the meaning set forth in Section 1.1 hereof.

“$508M Swap Creditors” has the meaning set forth in the Recitals hereto.

“$273M Administrative Agent” has the meaning set forth in the Recitals hereto.

“$273M Borrower” has the meaning set forth in the Recitals hereto.

“$273M Credit Agreement” has the meaning set forth in the Recitals hereto.

“$273M Intercreditor Agreement” has the meaning set forth in the Recitals hereto.

“$273M Lender Creditors” has the meaning set forth in the Recitals hereto.

“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Arlington” has the meaning set forth in the Recitals hereto.

“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” has the meaning set forth in Section 3.1 hereof.

“Concentration Accounts” means each bank account opened and maintained by any Credit Party (as defined in the Credit Agreements) other than the Pledgors at any time.

“Control Agreement” shall have the meaning provided in Section 1.2.

“Credit Agreements” has the meaning set forth in the Recitals hereto.

“Credit Document Obligations” has the meaning set forth in Section 1.1(i) hereof.

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreements and any payment default under any Interest Rate Protection Agreement set forth on Schedule V to the $508M Credit Agreement and any Other Hedging Agreement set forth on Schedule V to the $508M Credit Agreement entered into with any Swap Creditors entered into in respect of the $508M Borrower’s obligations with respect to the outstanding Loans under and as defined in the $508M Credit Agreement, after any applicable grace period.

“GMSC” has the meaning set forth in the Recitals hereto.

“GMSCII” has the meaning set forth in the Recitals hereto.

“Indemnitees” has the meaning set forth in Section 11 hereof.

“Intercreditor Agreements” has the meaning set forth in the Recitals hereto.

“Lender Creditors” has the meaning set forth in the Recitals hereto.

“Lenders” has the meaning set forth in the Recitals hereto.

“Obligations” has the meaning set forth in Section 1.1 hereof.

“Parent” has the meaning set forth in the Recitals hereto.

“Pari Passu Collateral Accounts” means each bank account opened and maintained by any Pledgor at any time.

“Pari Passu DACA Accounts” means, collectively, (i) the accounts set forth in Annex B attached hereto and any other account or accounts opened and maintained by a Pledgor at any time with Nordea Bank Finland plc, Cayman Islands Branch or Nordea Bank Finland plc, New York Branch and (ii) any account or accounts opened and maintained by a Pledgor at any time if the aggregate amount of cash deposited in any account(s) or any account(s) opened and maintained by any other Credit Party (as defined in the Credit Agreements) (other than the Concentration Accounts) is equal or greater than $5,000,000 at such time.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” has the meaning set forth in the first paragraph hereof.

“Pledgor” has the meaning set forth in the first paragraph hereof.

“Proceeds” has the meaning given such term in Section 9-102(64) of the UCC.

“Required Secured Creditors” means (i) at any time when any Credit Document Obligations are outstanding under the Credit Agreements, (x) the Required Lenders under and as defined in the $508M Credit Agreement (or, to the extent provided in Section 12.12 of the $508M Credit Agreement, each of the $508M Lenders or each of the directly affected $508M Lenders) and (y) the Required Lenders under and as defined in the $273M Credit Agreement (or, to the extent provided in Section 12.12 of the $273M Credit Agreement, each of the $273M Lenders or each of the directly affected $273M Lenders), (ii) at any time before the Credit Document Obligations in respect of the $508M Credit Agreement have been repaid in full in cash (whether or not any Swap Obligations are outstanding at such time) and after all of the Credit Document Obligations in respect of the $273M Credit Agreement have been paid in full in cash, the Required Lenders under and as defined in the $508M Credit Agreement (or, to the extent provided in Section 12.12 of the $508M Credit Agreement, each of the $508M Lenders or each of the directly affected $508M Lenders), (iii) at any time before the Credit Document Obligations in respect of the $273M Credit Agreement have been repaid in full in cash and after all of the Credit Document Obligations in respect of the $508M Credit Agreement have been paid in full in cash and if any Swap Obligations are outstanding, the Required Lenders under and as defined in the $273M Credit Agreement (or, to the extent provided in Section 12.12 of the $273M Credit Agreement, each of the $273M Lenders or each of the directly affected $273M Lenders) and holders of a majority of the Swap Obligations, (iv) at any time after all of the Credit Document Obligations in respect of the $508M Credit Agreement have been paid in full in cash and no Swap Obligations are outstanding, the Required Lenders under and as defined in the $273M Credit Agreement (or, to the extent provided in Section 12.12 of the $273M Credit Agreement, each of the $273M Lenders or each of the directly affected $273M Lenders), and (v) at any time after all of the Credit Document Obligations in respect of the Credit Agreements have been paid in full in cash and if any Swap Obligations are outstanding, the holders of a majority of the Swap Obligations.

“Secured Creditors” has the meaning set forth in the Recitals hereto.

“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents (as defined in the Credit Agreements) and the Interest Rate Protection Agreements set forth on Schedule V to the $508M Credit Agreement and the Other Hedging Agreements set forth on Schedule V to the $508M Credit Agreement entered into with any Swap Creditors entered into in respect of the $508M Borrower’s obligations with respect to the outstanding Loans under and as defined in the $508M Credit Agreement.

“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.

“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock.

“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Swap Creditors” has the meaning set forth in the Recitals hereto.

“Swap Obligations” has the meaning set forth in Section 1.1(ii) hereof.

“Termination Date” has the meaning set forth in Section 18 hereof.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

3.                PLEDGE OF STOCK, ACCOUNTS, ETC.

3.1               Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant and pledge to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing first priority security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a)                                 the Pari Passu Collateral Accounts, together with all of such Pledgor’s right, title and interest in and to all sums of property (including cash equivalents and other investments) now or at any time hereafter on deposit therein, credited thereto or payable thereon, and all instruments, documents and other writings from time to time evidencing the Pari Passu Collateral Accounts, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

(b)                                 all Proceeds of any and all of the foregoing.

3.2.                Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any cash proceeds from any of the Collateral described in Section 3.1 hereof which are not released to such Pledgor in accordance with Section 6 hereof, such cash proceeds shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take, or, in the case of Section 3.2(a)(v), authorize the Pledgee to establish (as promptly as practicable and, in any event, within 30 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and at any time any Default or Event of Default (as defined in the Credit Agreements) is in existence and continuing no withdrawals or transfers may be made therefrom by any Person (as defined in the Credit Agreements) except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b)                                         In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant states, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant states, including, without limitation, Section 9-312(a) of the UCC).

3.3.                Subsequently Acquired Collateral. If any Pledgor shall acquire any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder.

3.4.                Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

4.                         [Intentionally Omitted].

5.                         RIGHTS WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default (as defined in the Credit Agreements), each Pledgor shall be entitled to exercise any and all consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote, consent, waiver or ratification given or any action shall be taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default (as defined in the Credit Agreements) has occurred and is continuing, and Section 7 hereof shall become applicable.

6.                         DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgors. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral, all cash dividends or distributions (other than as set forth above in the preceding sentence) paid or distributed by way of dividend or otherwise in respect of the Collateral.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over and/or delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.                         REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default (as defined in the Credit Agreements), then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i)                                     to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgors;

(ii)                                  to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii)                               to give all consents, waivers (to the extent permitted by law) and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(iv)                              at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor (to the extent permitted by law)), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgors. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations (as defined in the Credit Agreements) or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v)                                 to set-off any and all Collateral against any and all Obligations (as defined in the Credit Agreements), and to withdraw any and all cash or other Collateral from any and all Pari Passu Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

8.                         REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9.                         APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral of each Pledgor, together with all other monies received by the Pledgee hereunder (except to the extent released in accordance with the applicable provisions of this Agreement or any other Credit Document (as defined in the Credit Agreements)), shall be applied to the payment of the Obligations in the manner set forth in Sections 4.2 and 8.3 of the Intercreditor Agreements; provided that it is understood and agreed that (I) all monies that are required to be so applied to the payment of $508M Obligations shall be applied first to the payment of Credit Document Obligations under the $508M Credit Agreement and second to the payment of Swap Obligations and (II) for the purposes of this Section 9 only, “Credit Document Obligations” under the $508M Credit Agreement shall not include any Credit Document Obligations in respect of the Tranche B Loans (as defined in the $508M Credit Agreement) and “Swap Obligations” shall include any Credit Document Obligations in respect of Tranche B Loans (as defined in the $508M Credit Agreement).

(b)                                 All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under each of the Credit Agreements for the account of the applicable Lender Creditors in the manner set forth in the Intercreditor Agreements, and (y) if to the Swap Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Swap Creditors or, in the absence of such a Representative, directly to the Swap Creditors.

(c)                                  For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the $508M Administrative Agent under the $508M Credit Agreement, (ii) the $273M Administrative Agent under the $273M Credit Agreement and (ii) the Representative for the Swap Creditors or, in the absence of such a Representative, upon the Swap Creditors for a determination (which the $508M Administrative Agent, the $273M Administrative Agent, each Representative for any Swap Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the $508M Lender Creditors, the $273M Lender Creditors or the Swap Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or a Swap Creditor) to the contrary, the $508M Administrative Agent, the $273M Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Obligations other than the Credit Document Obligations, the Swap Obligations and the obligations of the type described in clauses (iii) and (iv) of Section 1.1 are outstanding. Unless it has actual knowledge (including by way of written notice from a Swap Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Obligations other than as set forth in Schedule V to the $508M Credit Agreement are in existence.

(d)                                 It is understood and agreed that each Pledgor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Obligations of such Pledgor.

10.                  [Intentionally Omitted].

11.                  INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12.                  PLEDGEE NOT OBLIGATED TO PERFORM OBLIGATIONS OF PLEDGORS. (a) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d)                                 The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.                  FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing (to the extent applicable) and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably require and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b)                                 Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

14.           THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement, in the Intercreditor Agreement, and in Section 11 of the Credit Agreements. The Pledgee shall act hereunder on the terms and conditions set forth herein, in Section 11 of the Credit Agreements and in the Intercreditor Agreements.

15.                  TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16.                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents, warrants and covenants that:

(i)                                     it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by such Pledgor hereunder and that it has sufficient interest in all Collateral pledged by such Pledgor hereunder in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and Permitted Liens (as defined in the Credit Agreements));

(ii)                                  it has the corporate, limited partnership or limited liability company power and authority, as the case may be, to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii)                               this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv)                              except to the extent already obtained or made, or, in the case of any filings or recordings of the Security Documents (as defined in the Credit Agreements) (other than the Collateral Vessel Mortgages) executed on or before the Restatement Effective Date, to be made within 10 days of the Restatement Effective Date, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements)) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance by such Pledgor of this Agreement, (b) the legality, validity, binding effect or enforceability of this Agreement, (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral pledged by such Pledgor hereunder or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v)                                 the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, U.S. or non-U.S., applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements), or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements) is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries (as defined in the Credit Agreements) which are Credit Parties (as defined in the Credit Agreements), except as contemplated by this Agreement or the Credit Agreements; and

(vi)                              “control” (as defined in Section 9-104 of the UCC) has been obtained by the Pledgee over all Pari Passu DACA Accounts with respect to which such “control” may be obtained pursuant to Section 9-104 of the UCC.

(b)                                 Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever (other than as provided in the Credit Agreements); and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

17.                               PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary (as defined in the Credit Agreements) of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing (it being understood and agreed that the enforcement hereof may be limited by applicable bankruptcy, insolvency, restructuring, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles).

18.                  TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will as promptly as practicable execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement or any other Credit Document (as defined in the Credit Agreements), together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the Loans under and as defined in the Credit Agreements have been paid in full and all Swap Obligations have been satisfied in full, no Note under the Credit Agreements is outstanding, all Existing Letters of Credit under and as defined in the $508M Credit Agreement have been terminated and all other Obligations then due and payable have been paid in full.

(b)                                 In the event that any part of the Collateral is sold in connection with a sale permitted by the Secured Debt Agreements (other than a sale to any Pledgor or any Subsidiary (as defined in the Credit Agreements) thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c)                                  At any time that a Pledgor desires to close a Pari Passu Collateral Account, it shall, with the consent of the Pledgee, redirect the contents of such Pari Passu Collateral Account to such other Pari Passu Collateral Account (or such other account as the Pledgee may agree in its reasonable discretion), and all future deposits shall be required to be made in such specified Pari Passu Collateral Account (or such other account).

(d)                                 At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 18(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 18(a) or (b).

(e)                                  The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of any release of Collateral by it in accordance with this Section 18.

19.                  NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telecopier or other electronic communication) and mailed, faxed or delivered: if to any Pledgor, at c/o General Maritime Corporation, 299 Park Avenue, as agent, New York, New York, 10171-0002, with copies to (i) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, NY 10036, Attention: Kenneth Chin, Esq., Telephone No.: (212) 715-9100, Facsimile No.: (212) 715-8000, Email: kchin@kramerlevin.com and (ii) Kirkland and Ellis LLP, 555 California Street, San Francisco, California 94104, Attention: Samantha Good, Telephone No.: (415) 439-1914,

Facsimile No.: (415) 439-1500, Email: samantha.good@kirkland.com; if to any $273M Lender Creditor, at its address specified opposite its name on Schedule II to the $273M Credit Agreement; if to the Pledgee, at its Notice Office; and, as to each Swap Creditor, at such other address as shall be designated by such Secured Creditor in a written notice to the $508M Borrower and the $508M Administrative Agent. All such notices and communications shall, (i) when mailed, be effective three Business Days (as defined in the Credit Agreements) after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day (as defined in the Credit Agreements) after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day (as defined in the Credit Agreements), or (iii) when sent by telex, email or telecopier, be effective when sent by telex, email or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.

20.                  WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing duly signed by each Pledgor directly affected thereby and the Pledgee (with the written consent of the Required Secured Creditors); provided that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such affected Class. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (i) the $508M Lender Creditors as holders of the Credit Document Obligations under the $508M Credit Agreement, (ii) the $273M Lender Creditors as holders of the Credit Document Obligations under the $273M Credit Agreement or (iii) the Swap Creditors as the holders of the Swap Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Credit Document Obligations in respect of the $508M Credit Agreement, the Required Lenders under and as defined in the $508M Credit Agreement, (ii) with respect to the Credit Document Obligations in respect of the $273M Credit Agreement, the Required Lenders under and as defined in the $273M Credit Agreement and (iii) with respect to the Swap Obligations, the holders of at least a majority of all obligations outstanding from time to time under the set forth on Schedule V to the $508M Credit Agreement and the Other Hedging Agreements set forth on Schedule V to the $508M Credit Agreement with respect to outstanding Loans under and as defined in the $508M Credit Agreement from time to time.

21.                  MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

22.                               RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

23.                               ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary (as defined in the Credit Agreements) of the Parent that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreements shall automatically become a Pledgor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance satisfactory to the Pledgee and (y) taking all actions as specified in Section 3 of this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all actions required to be taken above to be taken to the reasonable satisfaction of the Pledgee.

24.                               RELEASE OF GUARANTORS. In the event any Pledgor is released from its obligations pursuant to the Holdings Guaranty (as defined in the Credit Agreements), such Pledgor (so long as not the $508M Borrower or the $273M Borrower) shall be released from this Agreement and this Agreement shall, as to such Pledgor only, have no further force or effect.

* * *

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

GENERAL MARITIME SUBSIDIARY CORPORATION,
as a Pledgor

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	President

GENERAL MARITIME SUBSIDIARY II CORPORATION,
as a Pledgor

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	President

ARLINGTON TANKERS LTD.,
as a Pledgor

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Director

GENERAL MARITIME CORPORATION,
as a Pledgor

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President &
Chief Financial Officer

Signature page to Pari Passu Pledge Agreement

Accepted and Agreed to:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as Pledgee

By:	/s/ Gerald E. Chelius, Jr.
	Name:	Gerald E. Chelius, Jr.
	Title:	SVP Credit

By:	/s/ Christian David Christensen
	Name:	Christian David Christensen
	Title:	Assistant Vice President
Shipping, Offshore & Oil Services

Signature page to Pari Passu Pledge Agreement